UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2022

PORTLAND GENERAL ELECTRIC COMPANY
(Exact name of registrant as specified in its charter)

Oregon	001-5532-99	93-0256820
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
121 SW Salmon Street, Portland, Oregon 97204
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (503) 464-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

(Title of class)	(Trading Symbol)	(Name of exchange on which registered)
Common Stock, no par value	POR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01    Entry into a Material Agreement.

On November 30, 2022, Portland General Electric Company ("PGE" or the "Company") entered into a Bond Purchase Agreement (the "Agreement") with certain institutional buyers (the "Buyers") in the private placement market, related to the sale by the Company of $200 million aggregate principal amount of the Company's First Mortgage Bonds (the "Bonds"). The Bonds consist of:
•a series, due in 2029 (the "2029 Bonds"), in the amount of $100 million that will bear interest from its issuance date at an annual rate of 5.47%; and
•a series, due in 2033 (the "2033 Bonds"), in the amount of $100 million that will bear interest from its issuance date at an annual rate of 5.56%.
Proceeds of the sale of the 2033 Bonds will be used for eligible green investments, as defined in the Company's Green Financing Framework, a copy of which is available on our website. Such investments are expected to include, but not be limited to, expenditures related to renewable energy projects, including wind and energy storage projects. Proceeds of the 2029 Bonds will be used for general corporate purposes, which may include capital expenditures.

The 2029 Bonds were issued and funded in full on November 30, 2022. The closing of the 2033 Bonds is expected to occur in January 2023.

Pursuant to the Agreement, the Bonds were or will be issued under PGE’s Indenture of Mortgage and Deed of Trust, dated July 1, 1945, by and between PGE and Computershare Bank, National Association (as successor to Wells Fargo Bank, National Association) in its capacity as trustee, as amended and supplemented to date and from time-to-time, including the Eightieth Supplemental Indenture, dated as of November 30, 2022, a copy of which is included as Exhibit 4.1 with this Current Report on Form 8-K. The Bonds are redeemable at the option of PGE at the designated redemption price as described in the Eightieth Supplemental Indenture.

The foregoing description of the Bonds does not purport to be complete and is qualified in its entirety by reference to the complete text of the Eightieth Supplemental Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet     Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.
4.1	Eightieth Supplemental Indenture, dated November 15, 2022, between the Company and Computershare Bank, National Association, as trustee.
104	Cover page information from Portland General Electric Company’s Current Report on Form 8-K filed November 30, 2022, formatted in iXBRL (Inline Extensible Business Reporting Language).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PORTLAND GENERAL ELECTRIC COMPANY
(Registrant)

Date:	November 29, 2022	By:	/s/ James A. Ajello
James A. Ajello
Senior Vice President Finance CFO, Treasurer & Corporate Compliance Officer
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